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                                                                   EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made and entered into this 24th day of March, 2004, effective as of October 1, 2003 (the "EFFECTIVE DATE"), between American Oriental Bioengineering, Inc., a Nevada corporation with its principal place of business located at No. 308 Xuefu Road, Nangang District, Harbin, China 150086, and Unit E 26 Floor, CNT Tower, 338 Hennessy Road, Wanchai, Hong Kong (the "COMPANY"), and Lily Li, residing at Haidian District, Beijing, China (the "EXECUTIVE").

         WHEREAS, the business of the Company and its affiliates consists of the development and production of bioengineered products and traditional Chinese medicinal products that combine modern biotechnology and traditional Chinese medical technology, and activities incidental thereto (the "BUSINESS");

         WHEREAS, the Company has expended considerable time, effort and resources in the development of certain Confidential Information, as defined in paragraph 9 hereinbelow, which must be maintained as confidential in order to ensure the success of the Business;

         WHEREAS, prior to the Effective Date, the Executive has been employed by the Company in the position of, and has been performing the services required of, Chief Operating Officer of the Company;

         WHEREAS, the Executive and the Company desire to memorialize the terms and conditions of the Executive's employment by the Company in the position of Chief Operating Officer; and

         WHEREAS, the Executive has had, prior to the Effective Date, and will continue to have, as of the Effective Date, access to such Confidential Information, as defined in paragraph 9 hereinbelow.

         NOW, THEREFORE, in consideration of the covenants and promises contained herein, the compensation and benefits received by the Executive from the Company, and the access given the Executive to the aforesaid Confidential Information, as defined in paragraph 9 hereinbelow, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive agree as follows:

         1. EMPLOYMENT PERIOD. The Company offers to employ the Executive, and the Executive agrees to be employed by Company, in accordance with the terms and subject to the conditions of this Agreement commencing on the Effective Date and terminating the fifth anniversary of the Effective Date (the "SCHEDULED TERMINATION DATE"), unless terminated prior thereto in accordance with the provisions of paragraph 8 hereinbelow. The Executive affirms that no obligation exists between the Executive and any other entity which would prevent or impede the Executive's immediate and full performance of every obligation of this Agreement.


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         2. POSITION AND DUTIES. During the term of the Executive's employment hereunder, the Executive will serve in the position, and assume duties and responsibilities consistent with the position of Chief Operating Officer unless and until otherwise instructed by the Company. The Executive agrees to devote substantially all of her working time, skill, energy and best business efforts during the term of her employment with the Company. The Executive covenants and agrees that for so long as she is employed by the Company, the Executive shall inform the Company of each and every business opportunity related to the business of the Company of which the Executive becomes aware, and that the Executive will not, directly or indirectly, exploit any such opportunity for the Executive's own account, nor will the Executive render any services to any other person or business, acquire any interest of any type in any other business or engage in any activities that conflict with the Company's best interests or which is in competition with the Company.

         3. HOURS OF WORK. The Executive's normal days and hours of work shall coincide with the Company's regular business hours. The nature of the Executive's employment with the Company requires flexibility in the days and hours that the Executive must work, and may necessitate that the Executive work on other or additional days and hours. The Company reserves the right to require the Executive, and the Executive agrees, to work during other or further days or hours than the Company's normal business hours.

         4. LOCATION. The locus of the Executive's employment with Company shall be the Company's office located at No. 308 Xuefu Road, Nangang District, Harbin, China 150086, and Unit E 26 Floor, CNT Tower, 338 Hennessy Road, Wanchai, Hong Kong. The Company may, in its sole discretion, require the Executive to travel to and reside in, on a temporary, indefinite or permanent basis, in any other location throughout the world in which the Company or any of its affiliates has offices.

         5. BASE SALARY. During the Executive's continued full and satisfactory performance of her duties and responsibilities hereunder, the Company shall pay or cause to pay, and the Executive agrees to accept, during one year period following the Effective Date (the "FIRST YEAR"), in consideration for the Executive's services, PRO RATA payments, as earned and consistent with Company's then-existing payroll practices, of the annualized salary of US$90,000.00, less all applicable taxes and other appropriate deductions. Following the First Year, the Executive's base salary shall be reviewed annually by the Board of Directors of the Company. The decision to increase or decrease the Executive's base salary and the amount of any such increase or decrease are within the sole discretion of the Company's Board of Directors. Nothing contained in this paragraph 5 is intended to be, or should be construed as, a promise or guarantee by the Company to increase Executive's base salary. The Company reserves the right, in its sole discretion, and the Executive hereby acknowledges the Company's right, to make no such payments or make reduced payments in connection with any periods of unauthorized or unjustified absence from work or in the event that the Executive is unavailable or unable to perform the Executive's duties for the Company without adequate justification, as determined by the Company in its sole discretion.

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         6. STOCK OPTIONS. During the Executive's continued full and satisfactory performance of her duties and responsibilities hereunder, and subject to the provisions in paragraph 8 hereinbelow and subject to the adoption of a stock option plan by the Board of Directors of the Company (the "STOCK OPTION PLAN"), the Company shall award to the Executive, in four quarterly installments on each three month anniversary of the Effective Date, options to purchase shares of common stock of the Company pursuant to, and in accordance with the terms and conditions of, such Stock Option Plan and any stock option agreement entered into by the Company and the Executive. The exercise price for each option granted to the Executive shall be US$2.00. Each quarterly grant shall consist of the quantity of shares of common stock of the Company whose aggregate market price at close of trading on the date of grant minus their aggregate exercise price equals US$7,500.00. The Executive's right to receive any quarterly grant of stock options is subject to and conditional upon her status as a full-time employee of the Company at the time of such grant, and the Executive shall not be entitled to any portion of any quarterly grant that has not already been awarded to her prior to her last date of full-time employment with the Company. Nothing contained in this paragraph 6 is intended to be, or should be construed as, a promise or guarantee by the Company to adopt a stock option plan.

         7. REIMBURSEMENT OF EXPENSES. During the term of this Agreement, in accordance with the Company's expense reimbursement policy, the Executive shall be entitled to reimbursement for reasonable expenses (including, without limitation, reasonable travel expenses) paid or incurred by her, in connection with and related to the performance of her duties and responsibilities hereunder for the Company. All requests by Employee for reimbursement for such expenses must be supported by appropriate invoices, vouchers, receipts or such other supporting documentation in such form and containing such information as the Company may from time to time require, evidencing that the Executive, in fact, incurred or paid said expenses. The total amount of expenses to which the Executive is entitled to payment and/or reimbursement hereunder shall not exceed US$20,000.00 for each year period commencing on the Effective Date.

         8. TERMINATION.

         a. DEATH OR RESIGNATION. If the Executive dies or resigns during the term of this Agreement, this Agreement shall automatically terminate on the date of the Executive's death or resignation and, following the date of the Executive's death or resignation, the Company shall have no further obligations or liability to the Executive or her heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive's date of death or resignation, (ii) for any unused accrued and unforfeited vacation, and (iii) subject to paragraph 7 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to her death or resignation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         b. DISABILITY. At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment with the Company because of the Executive's "Disability," by written notice to the Executive. For purposes of this Agreement, "DISABILITY" shall mean, if at the end of any calendar month during the term of this Agreement, the Executive, as a result of mental or physical illness or injury, is or has been unable to perform her duties under this Agreement, without or without reasonable accommodation, for (i) the four (4) preceding consecutive calendar months, or (ii) any 180 days

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in the previous twelve (12) months. If this Agreement is terminated because of the Executive's "Disability," the Company shall have no further obligations or liability to the Executive or her heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (x) any earned but unpaid base salary effective at the time of death or resignation through the Executive's date of death or resignation, (y) for any unused accrued and unforfeited vacation, and (z) subject to paragraph 7 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to her death or resignation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         c. "CAUSE." At any time during the term of this Agreement, the Company may terminate this Agreement and the Executive's employment with the Company, at any time, for "Company Cause." For purposes of this Agreement, "COMPANY CAUSE" shall mean: (i) the good faith determination by the Company's Board of Directors that there has been continued neglect by the Executive of her duties hereunder, or (ii) willful misconduct on the Executive's part in connection with the performance of her duties hereunder, PROVIDED HOWEVER, that the Executive shall have been given one (1) written notice of such determination by the Company's Board of Directors of continued neglect or willful misconduct and thereafter the Executive shall not have cured such neglect or willful misconduct to the satisfaction of the Company's Board of Directors within fifteen (15) days of the Executive's receipt of such written notice, (iii) the Executive is convicted of or pleads guilty or no contest to a felony or other conduct involving moral turpitude. If this Agreement is terminated for "Company Cause," following the Executive's last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or her heirs, administrators or Executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive (x) any earned but unpaid base salary effective at the time of death or resignation through the Executive's date of death or resignation, (y) for any unused accrued and unforfeited vacation, and
(z) subject to paragraph 7 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to her death or resignation. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

         d. TERMINATION BY THE CHIEF EXECUTIVE OFFICER. At any time during the term of this Agreement, the Chief Executive Officer of the Company, in his sole discretion, may terminate this Agreement and the Executive's employment with the Company without "Company Cause" by delivering to the Executive written notice. In the event that this Agreement and the Executive's employment with the Company is terminated pursuant to this subparagraph 8(d), following the Executive's last date of employment with the Company, the Company shall have no further obligations or liability to the Executive or her heirs, administrators or executors with respect to compensation and benefits, except for the obligation to pay the Executive (i) any earned but unpaid base salary through the Executive's last date of employment, (ii) for any unused accrued and unforfeited vacation, (iii) her base salary in effect at the time of her termination in accordance with paragraph 5 hereinabove through the Scheduled Termination Date, and (iv) subject to paragraph 7 hereinabove, for any unreimbursed business expenses incurred by the Executive prior to her last date of employment with the Company. The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

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         9. CONFIDENTIAL INFORMATION.

         a. The Executive expressly acknowledges that, in the performance of her duties and responsibilities relating to his employment with the Company, she has been exposed and will continue to be exposed to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or customers ("CONFIDENTIAL INFORMATION"). The term "Confidential Information" means information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or customers and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, and includes, without limitation, and includes, without limitation, the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, whether or not such information is on the Company's forms, memos, computer disc or tape, or otherwise, whether or not such information is in written or verbal form, and whether or not marked "trade secret" or "confidential" or any similar legend:
(i) sales information, (ii) operations information, (iii) financial information,
(iv) administrative information, (v) research information, (vi) customer information, (vii) supplier information, and (viii) any other information concerning the Company, its business, its properties or its affairs that the Company deems to be confidential or that is confidential according to industry practices.

         b. Except as authorized in writing by the Company's Chief Executive Officer, during the term of this Agreement and thereafter until such time as any such Confidential Information become generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers, the Executive agrees to keep strictly confidential and not use or disclose, cause to be used or disclosed, or permit to be used or disclosed, to any person or entity and/or for her personal benefit or the benefit to any other person or entity, any Confidential Information.

         c. The Executive agrees that upon termination of her employment with the Company for any reason, he will promptly return to the Company all Confidential Information within her possession or within her power to control, including, without limitation all copies of such Confidential Information, all abstracts of such Confidential Information and any other information containing such Confidential Information in whole or in part.

         d. The Executive affirms that she did not and does not possess, and has not relied and will not rely, upon the protected trade secrets or confidential or proprietary information of the Executive's prior employer(s) in providing services to the Company.

         10. OWNERSHIP AND ASSIGNMENT OF INVENTIONS.

         a. The Executive acknowledges that, in connection with her duties and responsibilities relating to her employment with the Company, the Executive and/or other employees of the Company working with the Executive, without the Executive or under the Executive's supervision, may have created, conceived of, made, prepared, worked on or contributed to, and/or may create, conceive of, make, prepare, work on or contribute to, the creation of, or may have been or

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may be asked by the Company and/or its affiliates or customers to create, conceive of, make, prepare, work on or contribute to the creation of, without limitation, lists, business diaries, business address books, documentation, ideas, concepts, inventions, designs, works of authorship, computer programs, audio/visual works, developments, proposals, works for hire or other materials ("INVENTIONS"). To the extent that any such Inventions related or relate to any actual or reasonably anticipated business of the Company or any of its affiliates or customers, or falls within, is suggested by or results from any tasks assigned to the Executive for or on behalf of the Company or any of its affiliates or customers, the Executive expressly acknowledges that all of her activities and efforts relating to any Inventions, whether or not performed during the Executive's or the Company's regular business hours, are within the scope of the Executive's employment with the Company and that the Company owns all right, title and interest in and to all Inventions, including, to the extent that they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions. The Executive also acknowledges and agrees that the Company owns and is entitled to sole ownership of all rights and proceeds to all Inventions.

         b. The Executive expressly acknowledges and agrees to assign to the Company, and hereby assigns to the Company, all of the Executive's right, title and interest in and to all Inventions, including, to the extent they exist, all intellectual property rights thereto, including, without limitation, copyrights, patents and trademarks in and to all Inventions.

         c. In connection with all Inventions, the Executive agrees to disclose any Invention promptly to the Company and to no other person or entity. The Executive further agrees to execute promptly, at the Company's request, specific written assignments of the Executive's right, title and interest in any Inventions, and do anything else reasonably necessary to enable the Company to secure or obtain a copyright, patent, trademark or other form of protection in or for any Invention in the United States or other countries. The Executive further agrees that the Company is not required to designate the Executive as an author of or contributor to any Invention or to secure the Executive's permission to change or otherwise alter any Invention.

         d. The Executive acknowledges that all rights, waivers, releases and/or assignments granted herein and made by the Executive are freely assignable by the Company and are made for the benefit of the Company and its affiliates, subsidiaries, licensees, successors and assigns.

         e. The Executive agrees to waive, and hereby does waive, for the benefit of all persons, any and all right, title and interest in the nature of "moral rights" or "droit moral" granted to the Executive in any country in the world.

         11. NON-COMPETITION AND NON-SOLICITATION. Because of the nature of the Business, and because, as a result of their employment with the Company, the Executive and other present and former employees of the Company have been and will continue to be exposed to Confidential Information, the Executive acknowledges that the Company would sustain grievous harm in the event that he or the Company's other present and former employees were to disclose Confidential Information, engage in business activities that compete with the Business, appropriate or divert business or customers of the Company or its

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affiliates and/or induce employees or consultants of the Company or its affiliates to leave the employment of the Company or its affiliates. The Executive acknowledges that the Company has a legitimate business interest in protecting itself from the aforementioned harm and in the protection and maintenance of the Confidential Information and of the good will and customer relationships of the Company and its affiliates. Therefore, the Executive hereby agrees and covenants to be bound by the non-competition and non-solicitation restrictions set forth hereinbelow, which restrictions the Executive agrees and acknowledges are reasonable and necessary and do not impose undue hardship or burdens on the Executive.

         a. The Executive agrees that, during her employment with the Company for a period of three (3) years following the termination of her employment with the Company, she and her affiliates shall not directly or indirectly own, manage, operate, control, be employed by, consult for, be a shareholder of, be an officer of, participate in, contract with or be connected in any capacity or any manner with any person or entity whose business activities directly or indirectly (whether through related persons, entities or otherwise) compete with the Business anywhere in the United States and the People's Republic of China where the Company or its affiliates is engaged in the Business, PROVIDED HOWEVER, that the Executive shall not be prevented from owning an interest in a publicly traded company so long as the fair market value of such interest at the date of acquisition is less than US$100,000.00.

         b. The Executive agrees that during the period of her employment with the Company and for a period of three (3) years following the termination of her employment with the Company, for any reason, she will not, within the United States and the People's Republic of China where the Company or its affiliates is engaged in the Business, directly or indirectly recruit, induce, divert, supervise, employ, manage, hire or entice, or cause to be recruited, induced, diverted, supervised, employed, managed, hired or enticed, any employee, consultant or independent contractor of the Company or its affiliates to leave or terminate the employment or other relationship thereof, for any reason.

         c. The Executive agrees that during the period of her employment with the Company and for a period of three (3) years following the termination of her employment with the Company, she will not, within the United States and the People's Republic of China where the Company or its affiliates is engaged in the Business, directly or indirectly appropriate, call on, induce, divert or solicit, or assist another to appropriate, call on, induce, divert or solicit, any actual or potential business or customer away from the Company or its affiliates, or attempt to do any of the foregoing, or otherwise induce or attempt to induce any actual or potential business or customer of the Company or its affiliates, to terminate or adversely modify its relationship with the Company or its affiliates, or to enter into a relationship with or conduct business with the Company or its affiliates, which actual or potential business or customer the Executive was involved with or had a relationship with or whose identity became known to the Executive in connection with the Executive's employment with the Company.

         d. If any of the restrictive covenants set forth in paragraphs 11(a),
(b) and (c) of this Agreement is held to be invalid, illegal or unenforceable (in whole or in part), such restrictive covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or

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unenforceability, and a court of competent jurisdiction shall have the power to modify, any such restrictive covenant to the extent necessary to render such provision enforceable, and the remaining restrictive covenant shall not be affected thereby.

         e. In the event of a violation of any of the restrictive covenants set forth in paragraphs 11(a), (b) and (c) of this Agreement, if the Executive is prevented by a court or arbitrator from committing any further violation, whether by a temporary restraining order, injunction or otherwise, the time periods set forth in paragraphs 11(a), (b) and (c) of this Agreement shall be computed by commencing the periods on the date of the applicable court or arbitrators' order and continuing them from that date for the full period provided.

         f. The Executive shall have the right to request a waiver of all or part of the restrictive covenants contained in paragraphs 11(a), (b) and (c) of this Agreement by providing the Company with a written request for such a waiver that contains all relevant details. The Company may, in its sole discretion, waive all or part of the restrictive covenants contained in paragraphs 11(a),
(b) and (c) of this Agreement on such terms and conditions, and to such extent, as it, in its sole discretion, deems appropriate. Such waiver must be in writing.

         g. The parties acknowledge that this Agreement would not have been entered into, that the benefits described in paragraphs 5 and 6 would not have been promised to the Executive by the Company, in the absence of the Executive's covenants and promises set forth in paragraphs 11(a), (b) and (c) of this Agreement.

         12. DISPUTE RESOLUTION. The Executive and the Company agree that any dispute or claim, whether based on contract, tort, discrimination, retaliation, or otherwise, relating to, arising from, or connected in any manner with this Agreement or with the Executive's employment with Company, shall be resolved exclusively through final and binding arbitration under the auspices of the Hong Kong Chamber of Commerce ("HKCC") in accordance with the commercial arbitration rules and supplementary procedures for international commercial arbitration of the HKCC. The arbitration shall be held in Hong Kong. There shall be three arbitrators: one arbitrator shall be chosen by each party to the dispute and those two arbitrators shall choose the third arbitrator. Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with the arbitration proceedings. Arbitration shall be the sole, binding, exclusive and final remedy for resolving any dispute between the parties. The arbitrators shall have jurisdiction to determine any claim, including the arbitrability of any claim, submitted to them. The arbitrators may grant any relief authorized by law for any properly established claim. The interpretation and enforceability of this paragraph of this Agreement shall be governed and construed in accordance with the United States Federal Arbitration Act, 9. U.S.C. ss.1, ET SEQ. More specifically, the parties agree to submit to binding arbitration any claims for unpaid wages or benefits, or for alleged discrimination, harassment, or retaliation, arising under Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Executive Retirement Income Security Act, the Civil Rights of 1991, the Family and Medical Leave Act, the Fair Labor Standards Act, Sections 1981 through 1988 of Title 42 of the United States Code, COBRA, and any other federal, state, or local law, regulation, or ordinance, and any common law claims, claims for

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breach of contract, or claims for declaratory relief. The Executive acknowledges that the purpose and effect of this paragraph is solely to elect private arbitration in lieu of any judicial proceeding he might otherwise have available to her in the event of an employment-related dispute between her and the Company. Therefore, the Executive hereby waives her right to have any such employment-related dispute heard by a court or jury, as the case may be, and agrees that her exclusive procedure to redress any employment-related claims will be arbitration.

         13. MISCELLANEOUS.

         a. Telephones, stationery, postage, e-mail, the internet and other resources made available to the Executive by the Company, are solely for the furtherance of the Company's business.

         b. All issues concerning, relating to or arising out of this Agreement and from the Executive's employment by the Company, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State's principles of conflicts of law.

         c. The Executive and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

         d. The Company shall be entitled to equitable relief, including injunctive relief and specific performance as against the Executive, for the Executive's threatened or actual breach of paragraphs 9, 10 or 11 of this Agreement, as money damages for a breach thereof would be incapable of precise estimation, uncertain, and an insufficient remedy for an actual or threatened breach of paragraphs 9, 10 or 11 of this Agreement. The Executive and the Company agree that any pursuit of equitable relief in respect of paragraphs 9, 10 or 11 of this Agreement shall have no effect whatsoever regarding the continued viability and enforceability of paragraph 12 of this Agreement.

         e. Any waiver or inaction by the Company for any breach of this Agreement shall not be deemed a waiver of any subsequent breach of this Agreement.

         f. The Executive and the Company independently have made all inquiries regarding the qualifications and business affairs of the other which either party deems necessary. The Executive affirms that he fully understands this Agreement's meaning and legally binding effect. Each party has participated fully and equally in the negotiation and drafting of this Agreement. Each party assumes the risk of any misrepresentation or mistaken understanding or belief relied upon by her or it in entering into this Agreement.

         g. The Company and the Executive agree that the Executive's obligations to the Company during the Executive's employment with the Company, as well as any other obligation of the Executive under this Agreement, may be assigned to any successor in interest to the Company or any division or affiliate of the

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Company in its sole discretion and without additional consideration or prior notice to the Executive, but that nothing requires the Company to do so. The Executive's obligations under this Agreement are personal in nature and may not be assigned by the Executive to any other person or entity.

         h. The Company and the Executive acknowledge and agree that future alterations to the Executive's work hours, working title, management or supervisory responsibilities, number of subordinate Executives, sales or promotional budgets, reporting relationships within the Company or with businesses affiliated with the Company, management responsibilities or duties, or similar changes or alterations may occur periodically during the Executive's employment with the Company. The Company and the Executive agree that the Company, in its sole discretion, may implement such alterations or adjustments for any or no reason and that any such action shall not constitute a breach of this Agreement so long as the Company continues to perform its remaining obligations as provided by this Agreement.

         i. This instrument constitutes the entire Agreement between the parties regarding its subject matter. When signed by all parties, this Agreement supersedes and nullifies all prior or contemporaneous conversations, negotiations, or agreements, oral and written, regarding the subject matter of this Agreement. In any future construction of this Agreement, this Agreement should be given its plain meaning. This Agreement may only be amended only by a writing signed by the Company and the Executive.

         j. Notwithstanding the termination of this Agreement and of the Executive's employment with the Company for any reason, paragraphs 9, 10 and 11 of this Agreement shall continue in full force and effect in accordance with their terms following such termination.

         k. This Agreement may be executed in counterparts, a counterpart transmitted via facsimile, and all executed counterparts, when taken together, shall constitute sufficient proof of the parties' entry into this Agreement. The parties agree to execute any further or future documents which may be necessary to allow the full performance of this Agreement. This Agreement contains headings for ease of reference. The headings have no independent meaning.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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THE EXECUTIVE STATES THAT SHE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS
AGREEMENT AND THAT SHE HAS READ AND UNDERSTOOD EACH AND EVERY PROVISION THEREOF. THIS AGREEMENT IS EFFECTIVE UPON THE EXECUTION OF THIS AGREEMENT BY BOTH PARTIES.

                        UNDERSTOOD, AGREED, AND ACCEPTED:

LILY LI                                              AMERICAN ORIENTAL
                                                     BIOENGINEERING, INC.

Name: /s/ Lily Li                               By:   /s/ Shujuh Liu
      ----------------------                          --------------------------
      Lily Li                                         Name: Shujuh Liu
                                                      Title: Director and Chief
                                                      Executive Officer

Date:  March 24, 2004                           Date: March 24, 2004
       ---------------------                          --------------------------

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